Exhibit 10.10

TRANSITION EMPLOYMENT AGREEMENT

This Transition Employment Agreement (this “Agreement”), dated as of 4 August 2003, between HouseValues, Inc. (“Employer”), and Michael G. Andrews (“Employee”);

RECITALS

A. Employee has been employed by HouseValues as Vice President of Sales and Employee wishes to resign from his employment.

B. HouseValues wishes to continue to employ Employee during a transition period through September 30, 2003 (“Transition Period”) upon the terms and conditions set forth herein; and

C. Employee is willing to provide services to Employer upon the terms and conditions set forth herein;

AGREEMENTS

NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Employer and Employee hereby agree as follows:

1.	EMPLOYMENT

Employer will continue to employ Employee and Employee will accept continued employment with Employer as its Vice President of Sales. Employee will perform the following duties:

(a) Provide Ian Morris, Chief Executive Officer (“HouseValues CEO”) with the following detailed sales plans recommendations during the month of August:

(1)	Buyers Assistant Upsell Plan to HouseValues subscribers;

(2)	Market Leader Sales Plan; and

(3)	Buyer Lead Sales Plan.

Such plans will address at a minimum hiring/staffing, training, technology/marketing/other organizational requirements, financial analysis, and sales process.

(b) Complete the performance evaluation for Maureen Ezekwugo.

EMPLOYMENT AGREEMENT

(c) Provide counsel and support to HouseValues CEO on other projects as requested.

(d) Be supportive of HouseValues and its initiatives to any and all people, including but not limited to employees and vendors, in all interactions and as requested by HouseValues CEO.

If at any point during the Transition Period, HouseValues prefers that Employee absent himself from the workplace for the remainder of the Transition Period, Employee will continue to maintain his telephone extension and voicemail access. Phone calls received by the HouseValues receptionist will be forwarded in a timely manner to Employee. In addition, Employee will maintain his email ID and remote access to the HouseValues email system (MS Outlook) for the remainder of the Transition Period. Employee may not have access to the remainder of the HouseValue’s system.

2.	ATTENTION AND EFFORT

Employee will be provided the time necessary to identify and interview for subsequent full time employment.

3.	TERM

Unless otherwise terminated pursuant to paragraph 8 of this Agreement, Employee’s term of employment under this Agreement shall expire on September 30, 2003.

4.	COMPENSATION

During the term of this Agreement, Employer agrees to pay or cause to be paid to Employee, and Employee agrees to accept in exchange for the services rendered hereunder by him, the following compensation:

Employee will receive his current rate of base pay through September 30, 2003 unless: (1) Employee accepts full time employment elsewhere, in which case he will be paid up to the start date of subsequent full time employment; or (2) Employee fails to perform the duties provided in Paragraph 1 of this Agreement.

5.	BONUS AND STOCK OPTIONS

Employee will not be eligible to receive any bonus pay. Employee’s stock options will expire.

EMPLOYMENT AGREEMENT

6.	BENEFITS

During the term of this Agreement, Employee will be entitled to participate, subject to and in accordance with applicable eligibility requirements, in fringe benefit programs to the same extent that he currently is entitled to participate in such programs. Employee will be eligible to participate in Cobra benefits at employee’s expense.

7.	REFERENCE INQUIRIES

Employee will be provided with a favorable letter of recommendation, to be mutually agreed upon between Employee and Ian Morris, Chief Executive Officer of HouseValues. Employee agrees to have all reference inquiries directed to Ian Morris, Chief Executive Officer of HouseValues. Employer agrees that Ian Morris, Chief Executive Officer of HouseValues, will respond to all verbal inquiries to HouseValues regarding Employee in a manner consistent with the letter of recommendation. If Ian Morris is not available, verbal inquiries may be addressed by the Human Resources Director.

8.	TERMINATION

Employment of Employee pursuant to this Agreement may be terminated as follows:

8.1.	By Employer

Employer may terminate the employment of Employee at any time during the term of employment upon giving Notice to Employee if Employee fails to perform the duties provided in Paragraph 1 of this Agreement or otherwise breaches this Agreement.

8.2.	By Employee

Employee may terminate his employment at any time to accept full time employment elsewhere upon giving Notice to Employer.

8.3.	Notice

All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by facsimile or other electronic transmission Michael G. Andrews if to Employee and to Christine Thome, HouseValues HR Director, if to Employer. Notice shall be effective upon receipt.

EMPLOYMENT AGREEMENT

9.	RETURN OF MATERIALS

Upon the termination of his employment with Employer or the expiration of this Agreement, Employee will return to HouseValues all files, property, or other documents, physical or personal property, or materials of whatever nature that he has received from HouseValues

10.	CONFIDENTIALITY

Employee agrees that he will keep the terms of this Agreement and negotiations related to this Agreement completely confidential, and that Employee will not disclose any information concerning this Agreement or its terms to anyone other than his spouse or domestic partner, legal counsel, tax advisors, and/or financial advisors, who will be informed of and bound by this confidentiality clause, and except as required by court order. In the event Employee is requested, by court order or any other legal process, to provide information covered by this confidentiality obligation, Employee agrees to immediately notify HouseValues of any such request.

11.	NONDISPARAGEMENT

Employee agrees to refrain from making any derogatory or disparaging statements, written or verbal, regarding HouseValues, its business or related activities, or the relationship between the parties.

HouseValues’ officers, members of the Board of Directors, and Human Resources Director agree to refrain from making any derogatory or disparaging comments to the press or any individual or entity regarding Employee or the relationship between the parties.

12.	WAIVERS

No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

EMPLOYMENT AGREEMENT

13.	AMENDMENTS IN WRITING

No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Employer and Employee, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Employer and Employee.

14.	SEVERABILITY

The provisions of this Agreement are severable, and if any part of it is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

15.	APPLICABLE LAW

This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Washington, without regard to any rules governing conflicts of laws.

16.	HEADINGS

All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

17.	ENTIRE AGREEMENT

This Agreement and the Release Agreement that employee signed that is incorporated herein by reference, on and as of the date hereof constitutes the entire agreement between Employer and Employee with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Employer and Employee with respect to such subject matter are hereby superseded and nullified in their entireties.

EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.

HouseValues		Employee

By:	/s/ Christine Thome	/s/ Michael G. Andrews
	Christine Thome	Michael G. Andrews

HR Director
Dated: 4 August 2003
Dated: 8/4/03

EMPLOYMENT AGREEMENT
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